                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


                                 ANNUAL REPORT

                 For the Years Ended December 31, 1995 and 1994



                                  Exhibit 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and Administrator
of RMI Titanium Company Employee Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the financial status of RMI Titanium Company Employee Savings and Investment Plan (the Plan) at December 31, 1995 and 1994, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan Administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan Administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statement, but is additional information required by the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for Plan benefits of each fund. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


PRICE WATERHOUSE LLP
Pittsburgh, PA
June 18, 1996

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1995 and 1994



                                                 1995                 1994
                                                 ----                 ----
Investments, at fair value:

  Fidelity Magellan Mutual Fund Account        $3,211,118           $2,261,120

  CIGNA Income and Growth Account                  85,780               67,882

  CIGNA Stock Market Index Account                 78,057               42,080

  CIGNA International Equity Account              376,105              316,450

  RMI Titanium Company Common Stock Account       191,475               92,381

  Participant Loans Receivable                    114,235              112,092
                                               ----------           ----------

                                                4,056,770            2,892,005

Investments, at contract value:

  CIGNA Guaranteed "Long-Term" Account          2,970,415            2,731,153
                                               ----------           ----------

  Net assets available for benefits            $7,027,185           $5,623,158
                                               ==========           ==========





The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

     Statement of Changes in Net Assets Available for Benefits, with Fund
                                  Information
                      For the Year Ended December 31, 1995


                                       CIGNA       Fidelity      CIGNA      CIGNA        CIGNA       RMI
                                    Guaranteed     Magellan    Income &  Stock Market   Int'l.  Titanium Co.  Participant
                                   "Long-Term"    Mutual Fund   Growth      Index       Equity  Common Stock    Loans
                                      Account      Account      Account    Account     Account    Account     Receivable    Total
Employees' contributions           $  253,825    $  219,744    $13,976    $ 9,159     $ 42,446    $  9,360     $    --   $  548,510

Investment Income:
  Interest and dividend income        170,854       185,554         --         --           --          --      12,173      368,581


  Net appreciation (depreciation)
    in fair value of investments           --       625,671     11,491     17,026       34,663      50,474          --      739,325
                                   ----------    ----------    -------    -------     --------    --------    --------   ----------

                                      170,854       811,225     11,491     17,026       34,663      50,474      12,173    1,107,906

  Transfers                            11,501         2,957     (7,569)    16,831      (17,454)     39,375      (1,645)      43,996
                                   ----------    ----------    -------    -------     --------    --------    --------   ----------

    Total net additions               436,180     1,033,926     17,898     43,016       59,655      99,209      10,528    1,700,412

Participants' benefits               (196,918)      (83,928)        --     (7,039)          --        (115)     (8,385)    (296,385)
                                   ----------    ----------    -------    -------     --------    --------    --------   ----------

    Total net deductions             (196,918)      (83,928)        --     (7,039)          --        (115)      8,385     (296,385)

Increase in net assets                239,262       949,998     17,898     35,977       59,655      99,094       2,143    1,404,027

Net assets available for benefits:
  Beginning of year                 2,731,153     2,261,120     67,882     42,080      316,450      92,381     112,092    5,623,158
                                   ----------    ----------    -------    -------     --------    --------    --------   ----------

  End of year                      $2,970,415    $3,211,118    $85,780    $78,057     $376,105    $191,475    $114,235   $7,027,185
                                   ==========    ==========    =======    =======     ========    ========    ========   ==========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


     Statement of Changes in Net Assets Available for Benefits, with Fund
                                  Information
                      For the Year Ended December 31, 1994


                                       CIGNA       Fidelity    CIGNA      CIGNA        CIGNA      RMI
                                    Guaranteed     Magellan   Income &  Stock Market   Int'l.  Titanium Co.  Participant
                                   "Long-Term"   Mutual Fund   Growth      Index       Equity  Common Stock    Loans
                                      Account      Account     Account    Account     Account    Account     Receivable    Total
Employees' contributions            $  215,697   $  213,931    $12,677   $ 11,030     $ 19,174    $ 8,022   $     --    $  480,531

Investment income:
  Interest and dividend income         144,275       97,250         --         --           --         --     10,833       252,358


  Net appreciation (depreciation)
    in fair value of investments            --     (138,036)    (2,420)       355      (19,327)    29,883         --      (129,545)
                                    ----------   ----------    -------   --------     --------    -------   --------    ----------

                                       144,275      (40,786)    (2,420)       355      (19,327)    29,883     10,833       122,813

  Transfers                            (75,553)    (276,906)    57,625    (24,087)     316,603     13,650     21,095        32,427
                                    ----------   ----------    -------   --------     --------    -------   --------    ----------

     Total net additions
       (deductions)                    284,419     (103,761)    67,882    (12,702)     316,450     51,555     31,928       635,771

Participants' benefits                (163,209)    (143,096)        --         --           --        (72)        --      (306,377)
                                    ----------   ----------    -------   --------     --------    -------   --------    ----------

     Total net deductions             (163,209)    (143,096)        --         --           --        (72)        --      (306,377)

Increase (decrease) in net assets      121,210     (246,857)    67,882    (12,702)     316,450     51,483     31,928       329,394

Net assets available for benefits:
  Beginning of year                  2,609,943    2,507,977         --     54,782           --     40,898     80,164     5,293,764
                                    ----------   ----------    -------   --------     --------    -------   --------    ----------

  End of year                       $2,731,153   $2,261,120    $67,882   $ 42,080     $316,450    $92,381   $112,092    $5,623,158
                                    ==========   ==========    =======   ========     ========    =======   ========    ==========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

ACCOUNTING METHOD

The financial statements of the RMI Titanium Company Savings and Investment Plan (the Plan) use the accrual method of accounting.

USE OF ESTIMATES

Generally accepted accounting principles require management to make certain estimates and assumptions relating primarily to the fair market value of certain Plan assets. For additional information on the fair market value of Plan assets see "Investments" below.

INVESTMENTS

Available investment options are as follows:

   Fidelity Magellan Mutual Fund Account (a mutual fund)
   RMI Titanium Company Common Stock
   CIGNA managed funds:
     Guaranteed "Long-Term" Account (guaranteed
        investment contracts)
     Stock Market Index Account
     Income and Growth Account
     International Equity Account

Investments in the Fidelity Magellan Mutual Fund and RMI Titanium Company Common Stock are valued at fair market value based on published quotations. Guaranteed investment contracts are valued at contract value, which approximates fair market value, and includes approximately $44,000 of unallocated assets as of December 31, 1995. These assets will be allocated in accordance with the participants' elections as of January 1, 1996. All CIGNA managed funds are valued by CIGNA and reflect current market value. Security transactions are recorded as of the settlement date.

FUNDING

The Plan is funded by contributions from the participating employees of RMI Titanium Company (the Company). The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

NOTES TO FINANCIAL STATEMENTS (CONT'D.)

NOTE 2 - DESCRIPTION OF PLAN:

GENERAL

The Plan Sponsor is RMI Titanium Company (the Company). The Company is a successor to entities that have been operating in the titanium industry since 1958. The Company's operations are conducted primarily in one business segment, the production and marketing of titanium metal and related products.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan covering full-time salaried, nonrepresented employees who are at least 21 years of age and have one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Participants may contribute from 1% to 15% of salary through payroll deduction. Certain highly compensated participants, as defined by the Internal Revenue Code, may contribute from 1% to 7% of salary through payroll deduction. Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds by calling CIGNA directly or by completing a change form and submitting it to the employee benefits department at least 15 days in advance. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

     Retirement;
     Termination of Employment with the Company;
     or Death

Participants may also make written application to the administrator for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of withdrawal.

PARTICIPANT LOANS RECEIVABLE

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance. Loan transfers are treated as a transfer to (from) the investment fund from (to) the Participant Loans Receivable fund. Loan terms range from one month to five years and are secured by the balance in the participant account.

NOTES TO FINANCIAL STATEMENTS (CONT'D.)

Loans bear interest at a rate commensurate with the current market rate. Loans made in 1995 bear interest at 8.5%. Interest rates on loans made in 1994 range from 8.75% to 15%. Principal and interest is paid ratably through monthly payroll deductions.

TRANSFERS

Transfers represents net inter-plan transfers.

ADMINISTRATION

The Plan is administered by the Company's Board of Directors. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account which includes earnings on the participants' contributions. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.

NOTE 3 - INCOME TAXES:

The Internal Revenue Service (IRS) has determined and informed RMI Titanium Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code
(IRC). The Plan administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocation and investment options are maintained by CIGNA based on enrollment and payroll information supplied by the Company.

                                   SCHEDULE I

                                   FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes


                              RMI TITANIUM COMPANY

                       EMPLOYEE SAVINGS & INVESTMENT PLAN


                                                                                                                 (e)
                         (b)                                         (c)                    (d)                CURRENT
   (a)                IDENTITY                            DESCRIPTION OF INVESTMENT           COST              VALUE
   --     Fidelity Investments               Fidelity Magellan Mutual Fund Acc't           $2,545,916        $3,211,118

    *     Connecticut General Life
          Insurance Company                  Guaranteed "Long-term" Account                 2,970,415         2,970,415

    *     Connecticut General
          Life Insurance Company             Stock Market Index Account                        77,729            85,780

    *     Connecticut General
          Life Insurance Company             Income and Growth Account                         62,909            78,057

    *     Connecticut General
          Life Insurance Company             International Equity Account                     341,596           376,105

    *     RMI Titanium Company               RMI Titanium Company
                                               Common Stock Account                            95,575           191,475

   --     Participant Loans                  Interest Rates High 15%, Low 8.5%                    N/A           114,235
                                                                                                             ----------

                                                                                               TOTAL:        $7,027,185
                                                                                                             ==========


                         * DESIGNATED PARTY-IN-INTEREST

                                  SCHEDULE II

                                   FORM 5500


              Item 27d - Schedule of Reportable (5%) Transactions


                              RMI TITANIUM COMPANY
                       EMPLOYEE SAVINGS & INVESTMENT PLAN


A. PURCHASES:


   Identity of                                  Purchased  Selling   Cost of   Current   Net Gain
   Party Involved       Description of Assets     Price     Price     Asset     Value    or (loss)
   ------------------   ---------------------   ---------  -------   -------   -------   ---------
 Fidelity Investments   Fidelity Magellan        $446,228    N/A    $446,228  $446,228     n/a

 Connecticut General    Guaranteed "Long-Term"    397,665    N/A     397,665   397,665     n/a
 Life Insurance Co.


B. SALES:

   Identity of                                  Purchased  Selling   Cost of   Current   Net Gain
   Party Involved       Description of Assets     Price     Price     Asset     Value    or loss
   ------------------   ---------------------   ---------  -------   -------   -------   --------
 Fidelity Investments   Fidelity Magellan          N/A    $295,979  $275,217  $295,979   $ 20,762

 Connecticut General  Guaranteed "Long-Term"       N/A     390,728   390,728   390,728      -0-
 Life Insurance Co.